EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of GelTech Solutions, Inc. on Form S-8 (333-191503) filed on October 1, 2013 and the Registration Statement of GelTech Solutions, Inc. on Form S-8 (333-225088) filed on May 21, 2018 of our report dated March 28, 2019 on the consolidated financial statements of GelTech Solutions, Inc. and Subsidiaries, as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 28, 2019